EXHIBIT 99(h)(i)
                                                                  EXECUTION COPY

                            ADMINISTRATION AGREEMENT

         Agreement dated as of August 31, 2001 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Henderson Global Funds, a Delaware business trust (the "Trust"), on behalf of certain portfolios or funds established by the Trust (the "Funds").

         WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

         The Trust hereby appoints the Administrator to act as administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

         The Trust will initially consist of the Funds listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional portfolios or funds ("Additional Funds") with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Additional Funds shall be listed on an amended Schedule A and shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each Additional Fund in writing by the Trust and the Administrator at the time of the addition of the Additional Fund.

2.       DELIVERY OF DOCUMENTS

         The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

          a.   The Trust's Declaration of Trust and By-laws;




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          b.   The Trust's currently effective  registration statement under the
               Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional
               Information   relating  to  the  Funds  and  all  amendments  and
               supplements thereto as in effect from time to time;

          c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

          d. A copy of the investment advisory agreement between the Trust and its investment adviser; and

          e.   Such  other   certificates,   documents  or  opinions  which  the
               Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator represents and warrants to the Trust that:

          a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants to the Administrator that:




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          a.   It is a business  trust,  duly  organized,  existing  and in good standing under the laws of Delaware;

          b. It has the power and authority under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement;

          c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          d.   It is an investment  company  properly  registered under the 1940
               Act;

          e. A registration statement under the 1933 Act and the 1940 Act has been filed with respect to the Trust and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

          f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

          g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

          h. As of the close of business on the date of this Agreement, the Trust is authorized to issue an unlimited amount of shares of beneficial interest.

5.       ADMINISTRATION SERVICES

         The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the
Administrator:

          a. Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy and pricing procedures as adopted from time to time by the Board;

          b. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

          c. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust's treasurer;




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          d.   Prepare annual computation of tax basis distribution requirements for both excise and regular tax purposes;

          e. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

          f. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, and other communications required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

          g. Prepare all year-to-date proofs, audit workpapers and audit confirmations as may be reasonably requested by the Trust's independent accountants;

          h Prepare for review by an officer of, and legal counsel and independent accountants for, the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

          i. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

          j. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

          k. Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

          l. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and Transfer Agent;

          m.   Consult with the Trust's officers, independent accountants, legal
               counsel,   custodian  and  Transfer  Agent  in  establishing  the
               accounting policies of the Trust;

          n. Respond to, or refer to the Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

          o. Provide periodic testing of portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the



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               requirements of the 1940 Act and Trust prospectus  limitations as may be mutually agreed upon;

          p.   Maintain general corporate calendar;

          q.   Maintain copies of the Trust's Declaration of Trust and By-laws;

          r. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

          s.   Organize, attend and prepare minutes of shareholder meetings;

          t. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

          u. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          v. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

          w.   Counsel  and  assist  the  Trust  in  the   handling  of  routine
               regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

         Subject to review and comment by the Trust's legal counsel:

          x. Prepare for filing with the SEC amendments to the Trust's registration statement, including updating and supplementing the Prospectus and Statement of Additional Information, where applicable;

          y. Prepare for filing with the SEC proxy statements; provide consultation on proxy solicitation matters;

          z. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings;




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          aa.  Prepare and file with the SEC Rule 24f-2 notices; and

          bb. Perform Blue Sky services pursuant to the specific instructions of the Trust and as detailed in Schedule B to this Agreement.

         The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

         The Administrator shall receive from the Trust such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

         The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator, with the Trust's consent, and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

         The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's shareholder reports and registration statements and any amendments thereto, including costs of preparation and filing under EDGAR; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal



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and state securities laws;  fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.       INSTRUCTIONS AND ADVICE

         At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to the Trust and fees payable hereunder during the relevant Compensation Period, as defined herein, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for




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purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2001 shall be the period commencing on the date of this Agreement through December 31, 2001, and the Compensation Period for the Liability Period commencing January 1, 2002 and terminating on December 31, 2002 shall be the period commencing on the date of this Agreement through December 31, 2001. For purposes of the Liability Period commencing as of the date of this Agreement as well as the Liability Period commencing as of January 1, 2002, the amount representing the fees payable during the applicable Compensation Period shall be annualized.

         The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, nor shall any such failure or delay give the Trust the right to terminate this Agreement.

         The Trust shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by the Administrator in the performance of its duties hereunder, or as a result of the Administrator's acting upon any instructions reasonably believed by it to be genuine and to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

         The indemnification contained herein shall survive the termination of this Agreement.

9.       CONFIDENTIALITY

         (a) The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

         (b) The Administrator acknowledges that the Trust is required by Regulation S-P (17 CFR 248.1-248.30) to keep nonpublic personal information about its customers ("Customer Information") confidential. The Administrator further acknowledges that all information that it receives pursuant to this Agreement with respect to shareholders of the Trust and their transactions is deemed nonpublic personal information for the purposes of Regulation S-P. Accordingly, the Administrator agrees that it shall not use or disclose Customer Information other than to carry out the purposes for which the Trust or one of its affiliates disclosed such Customer Information to the Administrator or to affiliates of the Administrator, provided that




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such  affiliates  shall be  restricted  in use and  disclosure  of the  Customer
Information to the same extent as the  Administrator  solely for the purposes of
providing  the  services   under  their   Agreement.   In  the  event  that  the
Administrator receives Customer Information, the Administrator shall establish data security policies and procedures that are reasonably designed to ensure the
security  and   confidentiality   of  Customer   Information,   protect  against
anticipated  threats  or hazards  to the  security  and  integrity  of  Customer
Information  and  protect  against  unauthorized  access  to or use of  Customer
Information that could result in substantial harm or inconvenience to any customer of the Trust. For purposes of this paragraph, the term "affiliate" shall have the meaning set forth in Section 248.3(a) of Regulation S-P. The restrictions set forth in this paragraph shall apply during the term of and after the termination of this Agreement. To the extent any provisions of this paragraph conflict with other terms of this Agreement, this paragraph shall control.

10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

         The  Trust  assumes  full   responsibility   for  complying   with  all
securities, tax, commodities and other laws, rules and regulations applicable to it.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.      SERVICES NOT EXCLUSIVE

         The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12.      TERM, TERMINATION AND AMENDMENT

          (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect until December 31, 2003. It shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term.




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          (b)  Either party may terminate  this  Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Either party may terminate this Agreement for "Cause" during the initial term if any such event of default is not cured within sixty (60) days after written notice to the other party. For purposes of this section, "Cause" shall mean the occurrence of any of the following:

               (1) the other party is adjudicated bankrupt or if any receiver or trustee is appointed for it or for a substantial portion of its assets, or if it becomes insolvent or ceases operations; or

               (2) any material breach of any of the other terms of this Agreement.

          (c) Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement with respect to any given Fund, Schedule A shall be amended to reflect the Funds subject to the terms of this Agreement.

          (d) Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

          (e) In the event that this Agreement is terminated by the Fund during the initial term for reasons other than for Cause, as defined in Subsection (b) herein, the Funds shall repay any previously waived minimum fees to the Administrator.

          (f) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.      NOTICES

         Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Trust: Henderson Global Funds, c/o Henderson Global Investors (North America) Inc., Olympia Centre, Suite 1950, 737 North Michigan Avenue, Chicago, IL 60611,
Attn: Michelle Barbiere, fax: (312) 397-1494; if to the Administrator: State Street Bank and Trust Company, One Federal Street, 9th Floor, Boston, Massachusetts 02206-5049, Attn: Fund Administration Legal Department, fax:
617-662-3805.



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14.      NON-ASSIGNABILITY

         This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.      SUCCESSORS

         This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

16.      ENTIRE AGREEMENT

         This Agreement and the related Fee Schedule contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.      WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.      SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.      GOVERNING LAW

         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.




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20.      REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be executed by their officers designated below as of the date first written above.

                           HENDERSON GLOBAL FUNDS

                           By:      /s/ Michelle Barbiere
                                    ------------------------------
                           Name:    Michelle Barbiere
                                    ------------------------------
                           Title:   Vice President
                                    ------------------------------


                           STATE STREET BANK AND TRUST COMPANY

                           By:      /s/ Kathleen C. Cuocolo
                                    ------------------------------
                           Name:    Kathleen C. Cuocolo
                                    ------------------------------
                           Title:   Executive Vice President
                                    ------------------------------




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


ADMINISTRATION AGREEMENT
HENDERSON GLOBAL FUNDS


                                   SCHEDULE A
                           LISTING OF INVESTMENT FUNDS

FUND

Henderson European Focus Fund
Class A
Class B
Class C

Henderson Global Technology Fund
Class A
Class B
Class C

Henderson International Developing Companies Fund
Class A
Class B
Class C

Henderson Worldwide Growth Fund
Class A
Class B
Class C

Henderson International Opportunities Fund
Class A
Class B
Class C




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


ADMINISTRATION AGREEMENT
HENDERSON GLOBAL FUNDS

                                   SCHEDULE B

                               NOTICE FILING WITH

                         STATE SECURITIES ADMINISTRATORS

AT THE SPECIFIC DIRECTION OF THE TRUST, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH TRUST SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE TRUST.

THE TRUST SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF TRUST SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF TRUST SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF TRUST SHARES IN EXCESS OF THE NUMBER OF TRUST SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE TRUST, AND IT SHALL BE THE TRUST'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

          1.   Filing of Trust's  Initial  Notice  Filings,  as  directed by the
               Trust;
          2.   Filing of Trust's renewals and amendments as required;
          3. Filing of amendments to the Trust's registration statement where required;
          4.   Filing Trust sales reports where required;
          5. Payment at the expense of the Trust of all Trust Notice Filing fees;
          6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;
          7.   Filing of annual reports and proxy statements where required; and
          8. The performance of such additional services as the Administrator and the Trust may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of August 31, 2001 that the HENDERSON GLOBAL FUNDS with principal offices at 737 North Michigan Avenue, Suite 1950, Chicago, IL 60611 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR TRUST SHARES. The Power to submit notice filings for the Trust in each jurisdiction in which the Trust's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all the Trust's applications including without limitation, applications to provide notice for the Trust's shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of the Trust's shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer or Blue Sky Manager at the Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

By:  /s/ Michelle Barbiere
     ---------------------
Name:    Michelle Barbiere
Title:   Vice President

Subscribed and sworn to before me
this 31st day of August, 2001

Notary Public Kristen E. Rice
In and for the County of Cook, Illinois
My Commission expires 9/9/04
                      ------



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